Exhibit 5.1

March 23, 2016

Board of Directors

Celator Pharmaceuticals, Inc.

200 PrincetonSouth Corporate Center Ewing,

New Jersey 08628

Re:	Celator Pharmaceuticals, Inc. (the “Company”)

Ladies and Gentlemen:

We have acted as counsel to the Company in connection with the filing of a Registration Statement on Form S-3 (the “Registration Statement”) pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), relating to an aggregate of $7,400,000 of shares of common stock, par value $0.001 per share (“Common Stock”) of the Company (the “Shares”). The Shares are being registered for offering and sale from time to time pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act (the “Securities Act Rules”). The Registration Statement incorporates by reference the Registration Statement on Form S-3 (No. 333-193720), which was declared effective on February 12, 2014, including the prospectus which forms a part of such Registration Statement (the “Prospectus”), as supplemented from time to time by one or more prospectus supplements (each, a “Prospectus Supplement”).

In connection with this opinion, we have examined and relied upon the originals, or copies certified to our satisfaction, of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. As to certain factual matters, we have relied upon certificates of the officers of the Company and have not sought to independently verify such matters.

Board of Directors
Celator Pharmaceuticals, Inc.
March 23, 2016
Page 2

In rendering this opinion, we have assumed: (i) the genuineness and authenticity of all signatures on original documents; (ii) the authenticity of all documents submitted to us as originals; (iii) the conformity to originals of all documents submitted to us as copies; (iv) the accuracy, completeness and authenticity of certificates of public officials; and (v) the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents. We have also assumed that, at the time of issuance and sale, a sufficient number of shares of Common Stock is authorized and reserved or available for issuance and that the consideration for the issuance and sale of such shares of Common Stock is not less than the par value of the Common Stock, and that, prior to any offering and sale of the Shares, the Company’s board of directors (the “Board”), including any appropriate committee appointed thereby, will duly authorize the price at which the Shares are to be issued and sold.

On the basis of the foregoing and in reliance thereon, and subject to the qualifications herein stated, we are of the opinion that, with respect to any offering of the Shares, provided that: (i) the Registration Statement, as finally amended, has become effective; (ii) an appropriate Prospectus Supplement with respect to the Shares has been prepared, delivered and filed in compliance with the Securities Act and the applicable Securities Act Rules; (iii) if the Shares are to be sold pursuant to a purchase, underwriting or similar agreement, such agreement has been duly authorized, executed and delivered by the Company and the other parties thereto and has become a valid and binding agreement of the Company; (iv) the Board, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance of the Shares and related matters; and (v) the issuance and sale of the Shares do not violate any applicable law Third Amended and Restated Certificate of Incorporation of the Corporation, as amended, certified by the Secretary of State of the State of Delaware or Amended and Restated By-laws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, then the Shares, when issued and sold in accordance with any duly authorized, executed and delivered purchase, underwriting or similar agreement, will be duly authorized, validly issued, fully paid and nonassessable.

The foregoing opinion is limited to the laws of the State of Delaware, and we do not express any opinion herein concerning any other law.

The opinion expressed herein is rendered as of the date hereof and is based on existing law, which is subject to change. Where our opinion expressed herein refers to events to occur at a future date, we have assumed that there will have been no changes in the relevant law or facts between the date hereof and such future date. We do not undertake to advise you of any changes in the opinion expressed herein from matters that may hereafter arise or be brought to our attention or to revise or supplement such opinions should the present laws of any jurisdiction be changed by legislative action, judicial decision or otherwise.

Board of Directors
Celator Pharmaceuticals, Inc.
March 23, 2016
Page 3

Our opinion expressed herein is limited to the matters expressly stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated.

We hereby consent to the use of this letter as an exhibit to the Registration Statement and to any and all references to our firm in the prospectus and the prospectus supplement that is a part of the Registration Statement. In giving this consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required under Section 7 of the Securities Act.

Sincerely,

/s/ Duane Morris LLP